UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2014

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2014 Annual Meeting of Shareholders (Meeting) on May 22, 2014.  There were issued and outstanding and entitled to vote at the Annual Meeting 8,183,655 shares of common stock.  Present at the meeting, in person or by proxy, were 6,837,313 shares of common stock of the Company.  The matters set forth below were voted upon:

Proposal No. 1 – Election of Directors

The election of nine nominees for the Board of Directors who will serve for a one-year term was voted on by the shareholders.  The Inspector of Elections certified the following vote tabulations for the nominees, all of whom were elected:

	Votes For	Votes Withheld	Non Votes

Robert H. Bartlein	4,531,070	55,436	2,250,807
Jean W. Blois	4,531,870	54,636	2,250,807
John D. Illgen	4,531,870	54,636	2,250,807
Shereef Moharram	4,540,470	46,036	2,250,807
Eric Onnen	4,540,470	46,036	2,250,807
William R. Peeples	4,514,516	71,990	2,250,807
Martin E. Plourd	4,515,574	70,932	2,250,807
James R. Sims, Jr.	4,528,396	58,110	2,250,807
Kirk B. Stovesand	4,535,696	50,810	2,250,807

Proposal No. 2 – Approval of Stock Option Plan

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain	Non Votes
4,377,304	167,797	41,405	2,250,807

Proposal No. 3 - Ratification of the Company’s Independent Auditors

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain
6,787,080	3,503	46,730

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2014

COMMUNITY WEST BANCSHARES

By:	/s/Charles G. Baltuskonis

Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer